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                                                                    EXHIBIT 99.1


                                   PROXY PROXY
                      THIS PROXY IS SOLICITED ON BEHALF OF
                    THE BOARD OF DIRECTORS OF EXEGENICS INC.
                                2110 Research Row
                               Dallas, Texas 75235

                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD _____________ ___, 2002

       The undersigned stockholder of EXEGENICS INC., a Delaware corporation (the "Company"), revoking all prior proxies related to these shares, hereby appoints [Ronald L. Goode, Ph.D. and ____________], and each of them (with full power to act alone), their attorneys and agents with full power of substitution to vote as Proxy for the undersigned stockholder as herein stated at the special meeting of stockholders of the Company to be held at Embassy Suites, 3880 W. Northwest Highway, Dallas, Texas at [______] a.m., local time, and at any adjournment or adjournments thereof, with all the power which the undersigned would possess if personally present at said meeting, upon the proposals set forth below and in accordance with their discretion on any other matters that may properly come before the special meeting. Without limiting the general authorization given by this proxy, the proxies are instructed to vote or act on the proposals as indicated on the reverse side of this proxy.

                                  **IMPORTANT**
     PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE TO THE ATTENTION OF [______________],
                             [SECRETARY], EXEGENICS

Mark here for address change and note below.
Address
City State Zip

                                See Reverse Side




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                                 EXEGENICS INC.
                    PLEASE MARK VOTE IN THE FOLLOWING MANNER
                             USING DARK INK ONLY.[X]


1. To approve[, for purposes of NASD Marketplace Rule 4350(i)(1)(B),] the issuance of up to 60,086,224 shares of eXegenics common stock in connection with the proposed merger of a newly-formed wholly-owned subsidiary of eXegenics, IDDS Merger Corp., a Delaware corporation, with and into Innovative Drug Delivery Systems, Inc., a Delaware corporation, as contemplated by the Agreement and Plan of Merger and Reorganization, dated September 19, 2002, among eXegenics, IDDS Merger Corp, IDDS, Ronald
       L. Goode, Ph.D., as the representative of the holders of the common stock of eXegenics, and Mark C. Rogers, M.D., as the representative of the holders of the common stock of IDDS.. This proposal is conditional upon approval of Proposals 2, 3 and 6.


FOR [ ]                     AGAINST [ ]                ABSTAIN [ ]

2. To amend the eXegenics Certificate of Incorporation to increase the number of authorized shares of eXegenics' Common Stock from 30,000,000 to 90,000,000. This proposal is conditional upon approval of Proposals 1, 3 and 6.

FOR [ ]                     AGAINST [ ]                ABSTAIN [ ]

3. To authorize the eXegenics Board of Directors, in its discretion, to effect a 1-for-5 reveres split of our issued and outstanding shares of common stock without further approval or authorization of our stockholders at any time prior to the next annual meeting of our stockholders.

FOR [ ]                     AGAINST [ ]                ABSTAIN [ ]

4. To amend the eXegenics Certificate of Incorporation to change the name of eXegenics Inc. to Accel Pharmaceuticals, Inc. This proposal is conditional upon approval of Proposal 1.

FOR [ ]                     AGAINST [ ]                ABSTAIN [ ]

5. To amend the eXegenics Certificate of Incorporation to provide that the Board of Directors will be divided into three classes, each consisting of one-third of such directors, as nearly as may be, designated Class I, Class II and Class III.

FOR [ ]                     AGAINST [ ]                ABSTAIN [ ]

6. To approve the eXegenics 2002 Omnibus Stock Incentive Plan. This Proposal is conditional upon approval of Proposals 1, 2 and 3.

FOR [ ]                     AGAINST [ ]                ABSTAIN [ ]

7.     To approve the eXegenics 2002 Employee Stock Purchase Plan.

FOR [ ]                     AGAINST [ ]                ABSTAIN [ ]

       In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting. As of [__________ ____], 2002, the Board of Directors does not know of any other matters to come before the meeting.



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   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO
     DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6 AND 7
       SET FORTH ABOVE AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER
            MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Dated: _________________________________________, 2002 Signature(s)

Please sign your name exactly as it appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, etc., please give your full title as it appears herein. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer.